Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 540-9222
sstacy@aligntech.com	align@ethoscommunication.com

Align Technology Announces Fourth Quarter and Fiscal 2008 Results

SANTA CLARA, Calif., January 28, 2009 — Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the fourth quarter and fiscal year ended December 31, 2008.

Total net revenues for the fourth quarter of fiscal 2008 (Q4 08) were $74.1 million compared to $72.5 million reported in the fourth quarter of 2007 (Q4 07) and compared to $75.2 million reported in the third quarter of 2008 (Q3 08).  For fiscal 2008 (FY 08), net revenues of $304.0 million increased 6.9 percent from $284.3 million reported for fiscal 2007 (FY 07).

“Despite the challenges of fiscal 2008 we had many significant accomplishments,” said Thomas M. Prescott, president and CEO of Align Technology.  “We successfully launched three new products including Invisalign Teen, grew annual revenues during the worst business environment in decades, and took action to reduce the Company’s cost structure.  As we embark on a new year, the economy remains very difficult and our outlook is more uncertain.  However, the market opportunity and value proposition for Invisalign is strong and we will continue to execute our strategy to drive adoption worldwide.”

Net profit for Q4 08 was $65.5 million, or $0.98 per diluted share. This includes a restructuring charge of $4.0 million and a favorable impact of approximately $64.6 million, or $0.97 per diluted share from the release of a tax valuation allowance on specific deferred tax assets.  This is compared to net profit of $5.7 million, or $0.08 per diluted share in Q4 07, and net profit of $5.2 million, or $0.08 per diluted share in Q3 08.  Stock-based compensation expense included in Q4 08 net profit was $3.9 million compared to $3.4 million in Q4 07, and $4.4 million in Q3 08.

Net profit for fiscal 2008 was $80.0 million, or $1.18 per diluted share, which includes a restructuring charge of $6.2 million and the favorable impact of approximately $64.6 million, or $0.95 per diluted share from the release of a tax valuation allowance on specific deferred tax assets in Q4 08. This compares to a net profit of $35.7 million, or $0.50 per diluted share in fiscal 2007. Stock-based compensation expense included in FY 08 net profit was $17.1 million compared to $12.2 million in FY 07.

Align Technology Inc.  881 Martin Avenue Santa Clara, CA 95050 Tel: (408) 470-1000 Fax: (408) 470-1201

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit and non-GAAP earnings per share.  For Q4 08 and fiscal 2008, the non-GAAP financial measures excluded the impact of restructuring and the release of the tax valuation allowance from net profit.  For Q3 08, the non-GAAP financial measures excluded the impact of restructuring, and for fiscal 2007, the non-GAAP financial measures excluded the impact of the Patients First Program from net profit. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables following the financial tables of this release.

Non-GAAP net profit for Q4 08 was $4.9 million, or $0.07 per diluted share. This is compared to non-GAAP net profit of $7.3 million, or $0.11 per diluted share in Q3 08. In Q4 07, there was no difference between GAAP and non-GAAP net profit.  Non-GAAP net profit for fiscal 2008 was $21.5 million or $0.32 per diluted share. This compares to a non-GAAP net profit of $34.0 million or $0.48 per diluted share in fiscal 2007.

Q4 08 Operating Results

Key GAAP Operating Results	Q4 08	Q3 08	Q4 07
Gross Margin	72.7%	75.0%	73.6%
Operating Expense	$52.6M	$50.7M	$48.4M
Operating Margin	1.8%	7.6%	6.9%
Net Profit	$65.5M	$5.2M	$5.7M
Earnings Per Diluted Share (EPS)	$0.98	$0.08	$0.08

Key Non-GAAP Operating Results	Q4 08	Q3 08	Q4 07
Non-GAAP Operating Expense	$48.5M	$48.5M	$48.4M
Non-GAAP Profit from Operations	$5.4M	$7.9M	$5.0M
Non-GAAP Net Profit	$4.9M	$7.3M	$5.7M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.07	$0.11	$0.08

Liquidity and Capital Resources

As of December 31, 2008, Align had $110.2 million in cash, cash equivalents, and short term marketable securities compared to $127.9 million as of December 31, 2007. During Q4 08, Align purchased 1.5 million shares of its common stock at an average price of $6.92 per share for a total of $10.7 million. For fiscal 2008, Align purchased a total of 4.7 million shares of its common stock at an average price of $10.73 per share for a total of $50.0 million.  The Company’s $50 million stock repurchase authorization has been completed.

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

Key Business Metrics

The following table highlights business metrics for Align’s fourth quarter of 2008.  Additional historical information is available on the Company’s website at http://investor.aligntech.com.

Revenue by Channel:	Q4 08	Q4 08/Q3 08 % Change	Q4 08/Q4 07 % Change
U.S. Orthodontists	$21.2	(5.0)%	(1.2)%
U.S. GP Dentists	$33.6	(4.5)%	0.3%
International	$16.2	7.4%	14.4%
Training and Other	$3.1	20.4%	(8.6)%
Total Revenue	$74.1	(1.4)%	2.2%

Average Selling Price (ASP):	Q4 08	Q4 08/Q3 08 % Change	Q4 08/Q4 07 % Change
Total Worldwide Blended ASP	$1,370	(0.7)%	0.7%
Total Worldwide ASP excluding Invisalign Express	$1,470	(2.0)%	0.0%
U.S. Orthodontists Blended ASP	$1,300	0.8%	4.8%
U.S. GP Dentists Blended ASP	$1,350	(0.7)%	2.3%
International	$1,510	(9.0)%	(14.2)%

Number of Cases Shipped:	Q4 08	Q4 08/Q3 08 % Change	Q4 08/Q4 07 % Change
U.S. Orthodontists – Full Invisalign	14,010	(6.6)%	(1.8)%
U.S. Orthodontists – Invisalign Express	3,000	1.0%	(2.0)%
U.S. GP Dentists – Full Invisalign	20,460	(2.9)%	(1.6)%
U.S. GP Dentists – Invisalign Express	4,400	(4.8)%	(5.0)%
International– Full Invisalign	10,480	17.1%	31.8%
International– Invisalign Express	290	52.6%	141.7%
Total Cases Shipped	52,640	(0.3)%	3.6%

Number of Doctors Cases were Shipped to:	Q4 08
U.S. Orthodontists	3,670
U.S. GP Dentists	10,760
International	3,160
Total Doctors Cases were Shipped to Worldwide	17,590

Number of Doctors Trained Worldwide:	Q4 08	Cumulative
U.S. Orthodontists	60	8,670
U.S. GP Dentists	1,360	32,660
International	520	14,180
Total Doctors Trained Worldwide	1,940	55,510

Multiple Case Doctors (Cumulative as of):	Q4 08
U.S. Orthodontists	90.7%
U.S. GP Dentists	86.0%
International	77.4%

Doctors Starting Invisalign Treatment (Cumulative as of):	Q4 08
U.S. Orthodontists	7,140
U.S. GP Dentists	25,960
International	8,160
Total Doctors Starting Invisalign Treatment	41,260

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

Doctor Utilization Rates*:	Q4 08	Q3 08	Q4 07
U.S. Orthodontists	4.6	4.8	4.8
U.S. GP Dentists	2.3	2.4	2.5
International	3.4	3.2	3.2
Total Utilization Rate	3.0	3.0	3.1

* Utilization = # of cases/# of doctors to whom cases were shipped

Business Outlook

Commenting on Align’s business outlook, Kenneth Arola, vice president of finance and CFO said, “The economic environment and its impact on consumer spending has created greater uncertainty for our business.  As a result, we are only providing guidance for Q1 09.  The greatest uncertainties beyond Q1 involve case volume and revenues.  We believe it will be very difficult to grow in this environment and are expecting revenues to decline from 2008. We will continue to invest in our key strategic growth initiatives and manage overall expenses to drive operating profitability for fiscal 2009.”

For the first quarter of fiscal 2009 (Q1 09), Align Technology expects net revenues to be in a range of $65 million to $69 million. Operating margin for Q1 09 is expected to be in a range of -4% to 0%. GAAP earnings per diluted share for Q1 09 is expected to be in a range of a loss of $0.04 to breakeven.  Non-GAAP earnings per diluted share for Q1 09 is expected to be in a range of a loss of $0.03 to a profit of $0.01. Stock-based stock compensation expense for Q1 09 is expected to be approximately $4.2 million.

A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call

Align Technology will host a conference call today, January 28, 2009 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter and fiscal 2008 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet.  To access the web cast, go to the “Events & Presentations” section under Company Information on Align Technology’s Investor Relations web site at http://investor.aligntech.com.  To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call.  If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 309050 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 11, 2009.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

About non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude the effect of charges associated with the restructuring, Patients First Program expenses and the related tax effect of those expenses, as well as the release of the tax valuation allowance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Business Outlook Summary” included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Align’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” certain expenditures and other items that may not be indicative of our operating performance including discrete cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding, certain business metrics for the first quarter of 2009, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, failure to achieve the expected cost savings and efficiencies related to the restructuring, including a delay in the implementation of the relocation of certain customer facing organizations from Santa Clara, California to Costa Rica and greater than anticipated costs resulting from the relocation, changes in the size of the expected restructuring charge, loss of key personnel responsible for execution of the relocation in a timely manner, failure to effectively manage the relocation resulting in decreased customer service levels, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 26, 2008. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net revenues	$74,125	$72,517	303,976	$284,332

Cost of revenues	20,233	19,127	78,850	75,035

Gross profit	53,892	53,390	225,126	209,297

Operating expenses:
Sales and marketing	26,325	26,502	115,062	98,231
General and administrative	16,249	15,266	62,154	53,280
Research and development	5,951	6,610	26,165	25,727
Restructuring	4,042		6,231	-
Patients First Program	-	-	-	(1,796)

Total operating expenses	52,567	48,378	209,612	175,442

Profit from operations	1,325	5,012	15,514	33,855

Interest and other income (expense), net	(111)	852	1,562	3,095

Profit before income taxes	1,214	5,864	17,076	36,950

Provision for (benefit from) income taxes	(64,282)	196	(62,911)	1,226

Net profit	$65,496	$5,668	$79,987	$35,724

Net profit per share
- basic	$0.99	$0.08	$1.20	$0.53
- diluted	$0.98	$0.08	$1.18	$0.50

Shares used in computing net profit per share
- basic	66,440	68,562	66,812	67,176
- diluted	66,816	71,864	68,064	71,444

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2008	December 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$87,100	$89,119
Restricted cash	-	21
Marketable securities, short-term	23,066	38,771
Accounts receivable, net	52,362	44,850
Inventories, net	1,965	2,910
Other current assets	13,414	8,846
Total current assets	177,907	184,517

Property and equipment, net	26,979	25,320
Goodwill and intangible assets, net	8,266	11,093
Other long-term assets	66,189	1,831

Total assets	$279,341	$222,761

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,580	$9,222
Accrued liabilities	38,282	39,875
Deferred revenue	16,710	12,362
Total current liabilities	60,572	61,459

Other long term liabilities	229	148

Total liabilities	60,801	61,607

Total stockholders' equity	218,540	161,154

Total liabilities and stockholders' equity	$279,341	$222,761

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007

GAAP Operating expenses	$52,567	$50,716	$48,378
Restructuring	(4,042)	(2,189)	-
Non-GAAP Operating expenses	$48,525	$48,527	$48,378

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007

GAAP Profit from Operations	$1,325	$5,691	$5,012
Restructuring	4,042	2,189	-
Non-GAAP Profit from Operations	$5,367	$7,880	$5,012

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007

GAAP Net profit	$65,496	$5,157	$5,668
Restructuring	4,042	2,189	-
Tax effect on non-GAAP adjustments	(43)	(86)	-
Release of tax valuation allowance	(64,608)	-	-

Non-GAAP Net profit	$4,887	$7,260	$5,668

Diluted Net profit per share:
GAAP	$0.98	$0.08	$0.08
Non-GAAP	$0.07	$0.11	$0.08

Shares used in computing diluted net profit per share	66,816	68,704	71,864

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

	Year Ended
	December 31, 2008	December 31, 2007

GAAP Operating expenses	$209,612	$175,442
Patients First Program	-	1,796
Restructuring	(6,231)	-
Non-GAAP Operating expenses	$203,381	$177,238

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)

	Year Ended
	December 31, 2008	December 31, 2007

GAAP Profit from Operations	$15,514	$33,855
Patients First Program	-	(1,796)
Restructuring	6,231	-
Non-GAAP Profit from Operations	$21,745	$32,059

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)

	Year Ended
	December 31, 2008	December 31, 2007

GAAP Net profit	$79,987	$35,724
Patients First Program	-	(1,796)
Restructuring	6,231	-
Tax effect of non-GAAP adjustments	(129)	43
Release of tax valuation allowance	(64,608)	-

Non-GAAP Net profit	$21,481	$33,971

Diluted Net profit per share:
GAAP	$1.18	$0.50
Non-GAAP	$0.32	$0.48

Shares used in computing diluted net profit per share	68,064	71,444

Align Technology, Inc. Q4 and 2008 Year End Earnings Release

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align’s business outlook is difficult to predict.  Align’s future performance involves numerous risks and uncertainties and the company’s results could differ materially from the outlook provided.  Some of the factors that could affect Align’s future financial performance and business outlook are set forth under “Forward Looking Information” above in this press release.

Financials
(in millions, except per share amounts and percentages)

Q1 2009

	GAAP	Adjustment	(a)	Non-GAAP

Net Revenue	$65.0 - $69.0			$65.0 - $69.0

Gross Margin	72.0% - 72.5%			72.0% - 72.5%

Operating Expenses	$49.5 - $50.5	$1.0	(a)	$48.5 - $49.5

Operating Margin	(4)% - 0%	1% - 2%		(2)% - 1%

Net Income per Diluted Share	$(0.04) - $0.00	$0.01		$(0.03) - $0.01

Stock Based Compensation Expense:
Cost of Revenues	$0.4			$0.4
Operating Expenses	$3.8			$3.8
Total Stock Based Compensation Expense	$4.2			$4.2

(a) Restructuring charges

Business Metrics:
Q1 2009
Case Shipments	44.5K - 47.0K
Cash	$108M - $113M
DSO	~65 days
Capex	$3.0M - $5.0M
Depreciation & Amortization	$2.0M - $3.0M
Diluted Shares Outstanding	69M

Full Year 2009:	FY 2009

Stock Based compensation	$20M
Diluted Shares Outstanding	70M